UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Northann Distribution Center Inc.
9820 Dino Drive, Suite 110
Elk Grove,
CA
95624
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on May 16, 2022, Northann Corp. (the “Company”) entered into a securities purchase agreement with Sam Yan and Hongyu Wang (collectively, the “Investors”), pursuant to which the Company sold the Investors convertible notes in an aggregate principal amount of $1,000,000 (the “Convertible Notes”) that are convertible into shares of common stock of the Company with a 100% warrant coverage to purchase common stock (the “Warrants”). On May 3, 2024, the Company signed final settlement agreements with the Investors of the Convertible Notes and Warrants (together, the “Final Settlement Agreements”) to settle the balances of the Convertible Notes and Warrants for $250,000 for each of the Investors, totaling $500,000, besides an aggregate of $1,200,000 paid by the Company in 2023.

On May 24, 2024, in accordance with the Final Settlement Agreements, the Company paid the settlement sum of $250,000 to each Investor, and each of the Investors executed a
Release of Security Interests
evidencing and effecti
ng
 the release, relinquishment, and discharge of certain security interests, including certain UCC financing statements as referenced therein.

In light of the above, the Convertible Notes and the Warrants are terminated in full and rendered null and void.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: May 31, 2024	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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